Exhibit 5. Form of Opinion of Karp and Sommers



                               KARP AND SOMMERS
                               ATTORNEYS AT LAW
                               950 THIRD AVENUE
                             NEW YORK, N.Y. 10022
                                 212-935-9060
                               FAX: 212-421-1650


                                                  September _, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                                   Re:  Technical Maintenance Corporation
                                        Registration Statement on Form SB-2
                                        File No. 333-7006
                                        -------------------------------


Gentlemen:

     We have acted as counsel to Technical Maintenance Corporation in connection with the above-referenced Registration Statement on Form SB-2. In our opinion, the 2,000,000 shares of Class A Common Stock of Technical Maintenance Corporation being offered for sale by the selling shareholders named in the Prospectus, have been validly issued, fully paid and nonassess-able and may be sold as such in the manner described in said Prospectus.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the section entitled "Legal Matters."

                                   Very truly yours,

                                   Karp and Sommers

                                   By: /s/Aaron Karp
                                      ---------------
                                      Aaron Karp

AK/kt

Exhibits 5 and 23(ii)